Exhibit 10.1

WARRANT EXERCISE AGREEMENT

This Warrant Exercise Agreement (this “Agreement”), dated as of January [    ], 2020, is by and between Novus Therapeutics, Inc., a Delaware corporation (the “Company”), and the undersigned holder (each, a “Holder” and, collectively, the “Holders”) of Series A warrants (the “Series A Warrants”) to purchase shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), at an exercise price of $4.00 per share, and Series B warrants “Series B Warrants”) to purchase shares of Common Stock of the Company, at an exercise price of $4.00 per share, issued by the Company on May 2, 2019. The Series A Warrants and Series B Warrants are referred to herein, collectively, the “Original Warrants”).

WHEREAS, the Holder’s Original Warrants are exercisable into shares of Common Stock as set forth on the Holder’s signature page hereto (the “Warrant Shares”), which Warrant Shares and are currently registered for resale pursuant to a registration statement on Form S-1 (File No. 333-232011) which became effective on June 17, 2019 (the “Registration Statement”).

WHEREAS, the Holder wishes to exercise all or a portion of such Original Warrants as set forth herein and, immediately prior to such exercise and in consideration of the Holder’s exercise of such Original Warrants, the Company has agreed to issue the Holder of Series A warrant and Series B Warrants, in addition to the shares of Common Stock to which such exercising Holder is entitled, new warrants in the form attached hereto as Exhibit A (the “New Warrants”); provided that such New Warrants shall not be registered and shall include the legend set forth in Section 2.2(a). The shares of Common Stock underlying the New Warrants are referred to herein as the “New Warrant Shares” and collectively with the New Warrants, the “Securities”. The number of shares of Common Stock underlying the New Warrants shall be as determined pursuant to Section 2.1(c).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Holder and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Original Warrants.

ARTICLE II

EXERCISE OF EXISTING WARRANT

Section 2.1 Exercise of Original Warrants.

(a) The Company and the Holder hereby agree that the Holder shall immediately exercise the Original Warrants with respect to the number of Warrant Shares set forth on the Holder’s signature page hereto at an exercise price per share equal to $0.84 per share, pursuant to the terms of the Original Warrants (the “Warrant Exercise”). Notwithstanding anything herein to the contrary, in the event that the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitation (the “Beneficial Ownership Limitation”) in the Original Warrants, the Company shall only issue such number of Warrant Shares to the Holder (as instructed in writing by the Holder) that would not cause such Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until the balance (or portion thereof) may be issued in compliance with such beneficial ownership limitations. Holder shall provide written notice to the Company promptly when any additional Warrant Shares may be issued in compliance with the Beneficial Ownership Limitation. The balance of the Warrant Shares shall be issued to the Holder when the Holder provides notice that the Holder holds less than the Beneficial Ownership Limitation via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) no later than the 2nd Trading Days following the date of such notice.

(b) Upon satisfaction of the covenants and conditions set forth in Section 2.3 but no later than the 2nd Trading Days following the date hereof, the closing shall occur at the offices of H.C. Wainwright & Co., LLC (the “Placement Agent”) or such other location as the parties shall mutually agree. The Holder shall deliver the aggregate cash exercise price for such exercise of the Original Warrants to the bank account set forth on the Company’s signature page hereto within two (2) Trading Days following the date hereof and the Company shall deliver the Warrant Shares to the Holder via the DWAC pursuant to the terms of the Original Warrants, but pursuant to instructions set forth on the Holder’s signature page hereto. The date of the closing of the exercise of the Original Warrants shall be referred to as the “Closing Date”.

(c) Within two (2) Trading Days of the Closing Date, the Company shall issue to the Holder New Warrants to purchase such number of New Warrant Shares as follows:

A warrant to purchase shares of Common Stock exercisable into a number of shares of Common Stock equal to 100% of the number of Warrant Shares received by the Holder upon such applicable exercise of the Original Warrants with an exercise price equal to $0.72, a term of exercise equal to five and one-half (5.5) years commencing on the Closing Date, in the form attached hereto as Exhibit A.

Section 2.2 Legends; Restricted Securities.

(a) The Holder understands that the New Warrants and the New Warrant Shares are not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(b) Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section 2.2(a) hereof), (i) while a registration statement covering the resale of such New Warrant Shares is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). In such event, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the New Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such New Warrant Shares or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), then such New Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 2.2(b), it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the Transfer Agent of a certificate representing New Warrant Shares, as the case may be, issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 2.2(b). Certificates for securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

(c) In addition to the Holder’s other available remedies, the Company shall pay to the Holder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of New Warrant Shares (based on the VWAP of the shares of Common Stock on the date such New Warrant Shares are submitted to the Transfer Agent) delivered for removal of the restrictive legend, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (A) issue and deliver (or cause to be delivered) to the Holder by the Legend Removal Date a certificate representing the New Warrant Shares so delivered to the Company by the Holder that is free from all restrictive and other legends and (B) if after the Legend Removal Date the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (1) such number of New Warrant Shares that the Company was required to deliver to the Holder by the Legend Removal Date multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed.

Section 2.3 Issuance of Press Release. Prior to 9:30 a.m. (New York City time) on the next Trading Day immediately after the date hereof, the Company shall issue a press release disclosing the material terms of the transactions contemplated hereby and within the time required by the laws file a Current Report on Form 8-K with the Commission, which shall include a form of this Agreement. From and after the issuance of the press release, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents that is not disclosed in press release. In addition, effective upon the issuance of the press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. The Company hereby makes the representations and warranties set forth below to the Holder that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its shareholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Organization. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

(c) Registration Statement. The Warrant Shares are registered for resale by the Holder under the Registration Statement, and the Company knows of no reasons why such Registration Statement shall not remain available for the resale of such Warrant Shares for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Warrant Shares are issued to the Holder.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or any of its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Holder regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including but not limited to the disclosure set forth in the SEC

Reports, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, “SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, including all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein.

(f) Issuance of Securities. The issuance of the New Warrants is duly authorized and, upon issuance in accordance with the terms of this Agreement, the New Warrants shall be validly issued and free from all preemptive or similar rights (except for those which have been validly waived prior to the date hereof), taxes, liens and charges and other encumbrances with respect to the issue thereof. As of the Closing Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds the maximum number of New Warrant Shares issuable upon exercise of the New Warrants (without taking into account any limitations on the exercise of the New Warrants set forth therein). Upon exercise of the New Warrant in accordance with the terms of the New Warrant, the New Warrant Shares when issued will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock. Assuming the accuracy of each of the representations and warranties set forth in Section 3.2 of this Agreement, the offer and issuance by the Company of the New Warrant is exempt from registration under the Securities Act.

(g) No General Solicitation. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Warrants.

(h) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyers a copy of any disclosures provided thereunder, if any.

Section 3.2 Representations and Warranties of the Holder. The Holder hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. The Holder represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by the Holder and constitutes the valid and binding obligation of the Holder, enforceable against it in accordance with its terms.

(b) No Conflicts. The execution, delivery and performance of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Holder’s organizational or charter documents, or (ii) conflict with or result in a violation of any agreement, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority which would interfere with the ability of the Holder to perform its obligations under this Agreement.

(c) Access to Information. The Holder acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the exercise of the Original Warrants and issuance of the New Warrants and the merits and risks of investing in the Warrant Shares underlying the Original Warrants; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Holder acknowledges and agrees that neither H.C. Wainwright & Co., LLC (the “Agent”) nor any Affiliate of the Agent has provided the Holder with any information or advice with respect to the Original Warrants, the Warrant Shares or the Securities nor is such information or advice necessary or desired. Neither the Agent nor any Affiliate of the Agent has made or makes any representation as to the Company or the quality of the Original Warrants, the Warrant Shares or the Securities, and the Agent and any Affiliate of the Agent may have acquired non-public information with respect to the Company which the Holder agrees need not be provided to it. In connection with the issuance of the Warrant Shares and the Securities to the Holder, neither the Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to the Holder.

(d) Holder Status. The Holder is an “accredited investor” as defined in Rule 501 under the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Favorable Agreement. The Company hereby represents and warrants as of the date hereof and covenants and agrees that none of the terms offered to any one Holder hereunder (or any amendment, modification or waiver thereof), is or will be more favorable to any one Holder than those of the other Holder and this consent.

Section 4.2 Other Warrant Exercise Agreement. The Company acknowledges and agrees that the obligations of the Holder under this Agreement are several and not joint with the obligations of any Other Holder under any other agreement related to the exercise of such Original Warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirms that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce their rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Section 4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made by email to the email address of Holders set forth on Holders’ signature page.

Section 4.4 Survival. All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by any party hereto or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the issuance of the Warrant Shares. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided, however, that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.5 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 4.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision in Section 5(e) of the Original Warrants.

Section 4.8 Entire Agreement. The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.9 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.10 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Warrant Shares.

Section 4.11 Registration Obligations. The Company shall prepare and file with the Commission a registration statement relating to the resale of the New Warrant Shares by the holders of the New Warrants under the Securities Act and use commercially reasonable best efforts to cause such registration statement to be declared effective by the Commission as soon as practical.

Section 4.12 Beneficial Ownership Limitation. The parties hereby agree that the Beneficial Ownership Limitation for the Original Warrant for purposes of this agreement is [4.99%/9.99%].

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IN WITNESS WHEREOF, the undersigned have executed this Warrant Exercise Agreement as of the date first written above.

COMPANY:

NOVUS THERAPEUTICS, INC.

By:
Name:
Title:

Bank Account and Wire Instructions:

[HOLDER SIGNATURE PAGES TO NVUS

WARRANT EXERCISE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Exercise Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Holder:

Number of Warrant Shares underlying Series A Warrants to be exercised:

Number of Warrant Shares underlying Series B Warrants to be exercised to be exercised:

Aggregate Exercise Price of Original Warrant to be Exercised:	$

New Warrant Shares underlying New Warrants:

DWAC Instructions for Warrant Shares to be issued upon exercise of Original Warrants:_________________

Deliver address of New Warrants: